Exhibit 99.1

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Margaret Kirch Cohen 312-696-6383  margaret.cohen@morningstar.com

Investors: Please submit questions to investors@morningstar.com or by fax to 312-696-6009.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Completes Acquisition of Aspect Huntley

CHICAGO, July 25, 2006 – Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced it has completed its previously announced acquisition of Aspect Huntley Pty Limited, a leading provider of equity information, research, and financial trade publishing in Australia. The purchase price for Aspect Huntley was Australian $30 million (approximately U.S. $23 million) in cash, of which A$2 million will be paid in 2007 subject to post-closing adjustments.  Aspect Huntley had revenue of A$8.2* million for its fiscal year ended June 30, 2005.  For the 11 months ended May 31, 2006, Aspect Huntley had approximately A$10.8 million in revenue. This amount includes A$1.4 million in revenue for the five months ended May 31, 2006, from InvestorInfo, which Aspect Huntley acquired on Dec. 22, 2005.

Aspect Huntley was formed in July 2003 as a result of a merger between Aspect Financial, which was founded in 1997 by Andrew Bird, and Huntleys’ Investment Information, which was founded by Ian Huntley, publisher, in 1973. In December 2005 Aspect Huntley acquired InvestorInfo, publisher of IFA and Investorweekly, both leading financial trade magazines in Australia. Aspect Huntley is known for providing objective, affordable investment information to individual investors and their advisers.  Under the Huntleys’ newsletter brand, the company has provided commentary and recommendations for the Australian share market for more than 30 years and offers a widely used series of online and print products for individual investors. Bird and Huntley will continue in their roles at Aspect Huntley.

*All revenue figures for Aspect Huntley and InvestorInfo are unaudited.

About Morningstar, Inc.
Morningstar, Inc. is a leading provider of independent investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on approximately 145,000 investment offerings, including stocks, mutual funds, and similar vehicles. The company has operations in 13 countries and ownership interests in companies in three other countries.

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